Registration No. 333-_________
   As filed with the Securities and Exchange Commission on February 17, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)

                Delaware                                 36-3909334
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

       150 N. Michigan Avenue
            Suite 3400                                     60601
       Chicago, Illinois                                 (Zip Code)
(Address of principal executive offices)

       Inforte Corp. Amended and Restated 1997 Incentive Compensation Plan
                            (Full title of the plan)

         Philip S. Bligh                                        Copy to:
     Chief Executive Officer
          Inforte Corp.                                   Edwin D. Mason, Esq.
150 N. Michigan Avenue, Suite 3400                           Foley & Lardner
    Chicago, Illinois 60601                                   One IBM Plaza
         (312) 540-0900                                   330 N. Wabash Avenue
 (Name, address and telephone number,                    Chicago, Illinois 60611
including area code, of agent for service)                     (312) 755-1900

                           --------------------------


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering         Amount of
     be Registered            Registered                Share                  Price             Registration Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.001 par value         3,833,017 shares          $32.00 (1)           $86,826,119 (1)           $22,922
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the amounts shown are based on (i) 1,433,217 shares subject to outstanding options having a maximum exercise price of $7.00 per share and (ii) 2,399,800 shares reserved for future grants under the plan computed on the basis of $32.00 per share, the estimated maximum initial public offering price per share of the common stock.

                        ---------------------------------

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents have been previously filed by Inforte Corp. (the "Company") with the Commission and are incorporated herein by reference:

         (a) The Company's Prospectus dated February 18, 2000 filed pursuant to Rule 424(b), which includes audited financial statements as of and for the year ended December 31, 1999.

         (b) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A, dated January 31, 2000, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and executive officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

         The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the certificate of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant's certificate of incorporation and bylaws provide for the indemnification of directors, former directors and executive officers to the maximum extent permitted by Delaware law. The registrant's certificate of incorporation and bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity. In addition, the registrant has entered into Indemnification Agreements with each executive officer and director.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       ----------                   -------

           (4) Amended and Restated 1997 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, 333-92325)

           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Ernst & Young LLP

         (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois, on this 17th day of February, 2000.


                                       INFORTE CORP.



                                       By:   /s/ Philip S. Bligh
                                          --------------------------------------
                                             Philip S. Bligh
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Philip S. Bligh, Nick Padgett, Stephen C.P. Mack, and Ronald G. Meyer, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

    Signature                                      Title                                Date
    ---------                                      -----                                ----

/s/ Philip S. Bligh                   President, Chief Executive Officer and
------------------------------        Chairman                                      February 17, 2000
Philip S. Bligh



/s/ Stephen C. P. Mack                Chief Operating Officer and Director          February 17, 2000
------------------------------
Stephen C. P. Mack



/s/ Nick Padgett                      Chief Financial Officer, Chief
------------------------------        Accounting Officer and Director               February 17, 2000
Nick Padgett

                                  EXHIBIT INDEX


       Exhibit No.                               Exhibit
       -----------                               -------

           (4) Inforte Corp. Amended and Restated 1997 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration State-ment on Form S-1, 333-92325)

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Ernst & Young LLP

          (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)